                                                                    EXHIBIT 4.19

                   REPLACEMENT RESERVE AND SECURITY AGREEMENT

     This REPLACEMENT RESERVE AND SECURITY AGREEMENT (this "Agreement") is made this 20th day of June, 2001, by CAC IV Limited Partnership, a Virginia limited partnership ("Borrower"), and ARCS Commercial Mortgage Co., L.P., a California limited partnership, its successors, transferees and assigns ("Lender").

                                    RECITALS:

A. This Agreement is being executed in connection with Lender's making a mortgage loan to Borrower in the original principal amount of $8,525,000.00 (the "Loan"). The proceeds of the Loan will be used to finance a 240 unit multifamily project known as Burney Oaks, and located in Arlington, Texas, Tarrant County (the "Property").

B. The Loan is evidenced by a Multifamily Note (including any addenda, the "Note"), and is secured by a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (including any riders, the "Security Instrument") granting a lien on the Property. The Note, Security Instrument, this Agreement and all other documents executed in connection with the Loan are collectively referred to as the "Loan Documents."

C. Lender requires as a condition to the making of the Loan that Borrower enter into this Agreement. Lender has initially agreed to either partially or fully waive its standard requirements that Borrower fund a replacement reserve on the condition that Borrower agrees that Lender may later impose upon Borrower the requirement to fund such replacement reserve in accordance with the terms of this Agreement. All deposits to Lender required by this Agreement shall be additional security for all of Borrower's obligations under the Loan Documents.

D. Lender intends to sell, transfer and deliver the Note and assign the Security Instrument and other Loan Documents to Fannie Mae.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Agreement, the receipt and sufficiency of which are acknowledged, Borrower and Lender agree as follows:

     1. Deposits to the Replacement Reserve

        (a) Concurrently with the execution of this Agreement, Borrower shall deposit

                                                                        (Page 1)

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with Lender the sum of $0.00 (the "Initial Deposit").



          (b) Subject to the provisions of Sections 1(e), 2, 10 and 16 of this Agreement, on each date that a regularly scheduled payment of principal or interest is due under the Note, Borrower shall deposit with Lender the applicable Monthly Deposit (as defined in Section 1(c) of this Agreement).

          (c) The "Monthly Deposit" required to be made each month during the term of the Loan is set forth below:

Amount of Monthly Deposit Period
------------------------- ------

$4,500.00                 August 1, 2001 through   July 1, 2004
$5,600.00                 August 1, 2004 through   July 1, 2007
$6,000.00                 August 1, 2007           through the date that all
                                                   amounts due and payable under
                                                   the Note and Security
                                                   Instrument have been paid in
                                                   full.

          (d) Lender shall deposit any Initial Deposit and each Monthly Deposit, as received, in an interest-bearing account (the "Replacement Reserve") which meets the standards for custodial accounts as required by Lender from time to time. (The Initial Deposit, if any, the Monthly Deposits and all other funds in the Replacement Reserve are referred to collectively as the "Replacement Reserve".) Lender or a designated representative of Lender shall have the sole right to make withdrawals from such account. All interest earned on funds in the Replacement Reserve shall be added to and become part of the Replacement Reserve. Lender shall not be responsible for any losses resulting from the investment of the Replacement Reserve or for obtaining any specific level or percentage of earnings on such investment. If applicable law requires and provided that no default or Event of Default exists under any of the Loan Documents, Lender shall pay to Borrower the interest earned on the Replacement Reserve monthly each year.

          (e) On the date of this Agreement Lender has agreed to partially reduce, defer or fully waive Borrower's obligation to make full Monthly Deposits to the Replacement Reserve specified in Section 1(c) and (d) above. Notwithstanding Sections 1(c) and (d) above, Borrower shall be required to deposit the "Reduced Monthly Deposit" each month during the term of the Loan as set forth below:

Amount of Monthly Deposit Period
------------------------- ------

$4,500.00                 August 1, 2001 through   July 1, 2004
$5,000.00                 August 1, 2004           through the date that all
                                                   amounts due and payable under
                                                   the Note and Security
                                                   Instrument have been paid in
                                                   full.


                                                                        (Page 2)

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In the event that (i) at any time during the Loan term Lender shall determine that the Property is not being maintained in accordance with the requirements set forth in the Security Instrument, or (ii) a default or Event of Default otherwise occurs under this Agreement or any of the other Loan Documents, then, upon the earlier of the (x) the date specified by Lender in written notice given to Borrower by Lender or a designated representative of Lender, or (y) the first day of the first calendar month after a default or Event of Default under this Agreement or any of the Loan Documents, Borrower shall commence making the full Monthly Deposits specified in Section 1(c) of this Agreement or in such written notice, beginning on such date and continuing on the first day of each calendar month thereafter during the remaining term of the Loan.

     2. Loans with Terms Over 10 Years. If the Loan term exceeds 10 years, then, no earlier than the 6th month and no later than the 9th month of the year which commences on the 10th anniversary of the date of this Agreement (and the 20th anniversary of the date of this Agreement if the Loan term exceeds 20 years), a physical needs assessment shall be performed on the Property by Lender at the expense of Borrower, which expense may be paid of out of the Replacement Reserve. If determined necessary by Lender, after review of the physical needs assessment, Borrower's required Monthly Deposits to the Replacement Reserve set forth above shall be adjusted for the remaining Loan term so that the Monthly Deposits will create a Replacement Reserve that will in Lender's determination, be sufficient to meet required Replacements (defined below).

     3. Replacement Reserve is Additional Security.

        (a) Borrower assigns to Lender the Replacement Reserve as additional security for all of the Borrower's obligations under the Loan Documents; provided, however, Lender shall make disbursements from the Replacement Reserve in accordance with the terms of this Agreement.

        (b) Except as otherwise provided in Sections 4(f) and 6.1 of this Agreement, Lender shall make disbursements from the Replacement Reserve to reimburse Borrower for the costs of those items listed on Exhibit A (the "Replacements") in accordance with the provisions of Section 4. Lender shall not be obligated to make disbursements from the Replacement Reserve to reimburse Borrower for the costs of routine maintenance to the Property or for costs which are to be reimbursed from funds deposited with Lender pursuant to a Completion/Repair and Security Agreement or any similar agreement.

     4. Disbursements from Replacement Reserve.

        (a) Upon written request from Borrower and satisfaction of the requirements set forth in Sections 4 and 5 of this Agreement, Lender shall disburse to Borrower amounts from the Replacement Reserve necessary to reimburse Borrower for the actual approved costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve to reimburse Borrower for the costs of routine maintenance to the Property or for costs

                                                                        (Page 3)
which are to be reimbursed from funds deposited with Lender pursuant to a Completion/Repair and Security Agreement or any similar agreement. In no event shall Lender be obligated to disburse funds from the Replacement Reserve if a default or Event of Default exists under this Agreement or any of the other Loan Documents.

          (b) Each request for disbursement from the Replacement Reserve shall be in a form specified or approved by Lender and shall include (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request, Borrower shall certify that all Replacements have been made in accordance with all applicable laws, ordinances, and regulations of any governmental office or authority having jurisdiction over the Property. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks pursuant to Section 4(d) in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts.

          (c) Each request for disbursement from the Replacement Reserve shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment, of completion.

          (d) If the cost of a Replacement exceeds $50,000.00 and the contractor performing the Replacement requires periodic payments pursuant to the terms of a written contract, Lender at its discretion may approve in writing periodic payments for work performed under such contract. A request for reimbursement from the Replacement Reserve may be made after completion of a portion of the work under such contract, provided (i) such contract requires payment upon completion of such portion of work, (ii) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (iii) all other conditions in this Agreement for disbursement have been satisfied, (iv) funds remaining in the Replacement Reserve are, in Lender's judgment, sufficient to complete such Replacement and the other Replacements when required and (v) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

          (e) Borrower shall not make a request for disbursement from the Replacement Reserve more frequently than once in any quarter and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $5,000.00.

          (f) In the event Borrower requests a disbursement from the Replacement Reserve to reimburse Borrower for labor or materials for replacements other than the Replacements specified on Exhibit A, Borrower shall disclose in writing to Lender why funds in the

                                                                        (Page 4)

Replacement Reserve should be used to pay for such replacements. If Lender determines that such replacements are of the type intended to be covered by this Agreement, the costs for such replacements are reasonable, and all other conditions for disbursement under this Agreement have been met, Lender may at its discretion disburse funds from the Replacement Reserve.

     5.  Performance of Replacements.

     5.1 Workmanlike Completion

         (a) Borrower shall make each Replacement when required in order to keep the Property in good order and repair and in a good marketable condition and to keep the Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

         (b) Lender shall have the right to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

         (c) In the event Lender determines in its sole discretion that any Replacement is not being performed or completed in a workmanlike or timely manner. Lender shall have the option to withhold disbursement for such unsatisfactory Replacement, and may proceed under existing contracts or contract with third parties to complete such Replacement and to apply the Replacement Reserve toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon a default or Event of Default.

         (d) If at any time during the term of the Loan, Lender determines that replacements not listed on Exhibit A are advisable to keep the Property in good order and repair and in a good marketable condition, or to prevent deterioration of the Property (the "Additional Replacements") Lender may send Borrower written notice of the need for making such Additional Replacements. Borrower shall promptly commence making such Additional Replacements in accordance with all the requirements of the Security Instrument. Reimbursement from the Replacement Reserve for such Additional Replacements shall not be made unless Lender has determined to do so pursuant to Section 4(f). Except for Section 4, all references in this Agreement to "Replacements" shall include the "Additional Replacements."

         (e) In order to facilitate Lender's completion or making the Replacements pursuant to Sections 5(c) and (d) above, Lender is granted the right to enter onto the Property and perform any and all work and labor necessary to complete or make the Replacements and employ watchmen to protect the Property from damage. All sums so expended by Lender shall be deemed to have been advanced to Borrower and secured by the Security Instrument. For this

                                                                        (Page 5)
purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become liens against the Property, or as may be necessary or desirable for the completion of the Replacements, or for the clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

It is further understood and agreed that this power of attorney, which shall be deemed to be a power coupled with an interest, cannot be revoked. Borrower specifically agrees that all power granted to Lender under this Agreement may be assigned by it to its successors or assigns as holder of the Note.

         (f) Nothing in this Section 5 shall make Lender responsible for making or completing the Replacements, require Lender to expend funds in addition to the Replacement Reserve to make or complete any Replacement, obligate Lender to proceed with the Replacements, or obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

    5.2  Entry Onto Property; Inspections.

         (a) Borrower shall permit Lender or Lender's representatives (including an independent person such as an engineer, architect, or inspector) or third parties making Replacements pursuant to Section 5.1 of this Agreement, to enter onto the Mortgaged Property during normal business hours (subject to the rights of tenants under their leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any replacements made pursuant to Section 5.1. Borrower agrees to cause all contractors and subcontractors reasonably to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 5.2 or the completion of Replacements pursuant to Section 5.1.

         (b) Lender may inspect the Property in connection with any Replacement prior to disbursing funds from the Replacement Reserve. Lender, at Borrower's expense, also may require an inspection by an appropriate independent qualified professional selected by Lender and a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve. Borrower shall

                                                                        (Page 6)
pay Lender a reasonable inspection fee not exceeding $1,000.00 for each such inspection.

         5.3   Lien-Free Completion.

               (a) Borrower covenants and agrees that each of the Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those liens existing on the date of this Agreement which have been approved in writing by Lender).

               (b) Prior to each disbursement from the Replacement Reserve, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the release, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the Property since the date this Agreement (other than liens which Borrower is diligently contesting in good faith and which have been bonded off to the satisfaction of Lender) and that title to the Property is free and clear of all liens (other than the lien of the Security Instrument and any other liens previously approved in writing by the Lender, if any).

               (c) In addition, as a condition to any disbursement, Lender may require Borrower to obtain from each contractor, subcontractor, or materialman an acknowledgement of payment and release of lien for work performed and materials supplied. Any such acknowledgement and release shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, subcontractor or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, subcontractor or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request.)

         5.4   Compliance with Laws and Insurance Requirements.

               (a) All Replacements shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

               (b) In addition to any insurance required under the Security Instrument, Borrower shall provide or cause to be provided worker's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. The originals of such policies shall be delivered to Lender.

                                                                        (Page 7)

         6.  Default.

         6.1 Default Under This Agreement. Borrower shall be in default under this Agreement if it fails to comply with any provision of this Agreement and such failure is not cured within 10 days after notice from Lender. Borrower understands that a default under this Agreement shall be deemed to be an Event of Default under the Security Instrument, and that in addition to the remedies specified in this Agreement, Lender shall be able to exercise all of its rights and remedies under the Security Instrument upon an Event of Default.

         6.2 Application of Replacement Reserve Upon Default.

             (a) Upon the occurrence of a default under this Agreement or an Event of Default under the Security Instrument, Borrower shall immediately lose all of its rights to receive disbursements from the Replacement Reserve unless and until all amounts secured by the Security Instrument have been paid and the lien of the Security Instrument has been released by Lender. Upon any such default or Event of Default, Lender may in its sole and absolute discretion, use the Replacement Reserve (or any portion thereof) for any purpose, including but not limited to (i) repayment of any indebtedness secured by the Security Instrument, including but not limited to principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); provided, however, that such application of funds shall not cure or be deemed to cure any default or Event of Default; (ii) reimbursement of Lender for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such default or Event of Default; (iii) completion of the Replacement as provided in Section 5.1, or for any other repair or replacement to the Property; or (iv) payment of any amount expended in exercising (and exercise) all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents.

             (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve on account of any default or Event of Default by Borrower or to repayment of the indebtedness secured by the Security Instrument or in any specific order of priority.

         7. Borrower's Other Obligations. Nothing contained in this Agreement shall alter, impair or affect the obligations of Borrower, or relieve Borrower of any of its obligations to make payments and perform all of its other obligations required under the Loan Documents.

         8. Remedies Cumulative. None of the rights and remedies conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary Lender.

                                                                        (Page 8)

         9. Enforcement of Agreement. This Agreement is executed by Borrower and Lender for the benefit of Lender. Borrower understands and agrees that in connection with the anticipated sale or assignment and delivery of the Loan to Fannie Mae, this Agreement may be assigned to Fannie Mae.

         10. Balance in the Replacement Reserve. The insufficiency of any balance in the Replacement Reserve shall not abrogate the Borrower's agreement to fulfill all preservation and maintenance covenants in the Loan Documents. In the event that the balance of the Replacement Reserve is less than the current estimated cost to make the Replacements required by the Lender, Borrower shall deposit the shortage within 10 days of request by Lender. In the event Lender determines from time to time based on Lender's inspections, that the amount of the Monthly Deposit is insufficient to fund the cost of likely Replacements and related contingencies that may arise during the remaining term of the Loan, Lender may require an increase in the amount of the Monthly Deposits upon 30 days prior written notice to Borrower.

         11. Indemnification. Borrower agrees to indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys' fees and expenses) arising from or in any way connected with the performance of the Replacements or the holding or investment of the Replacement Reserve. Borrower assigns to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless a default or Event of Default exists under this Agreement or the Security Instrument.

         12. Determinations by Lender. In any instance in this Agreement where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender (or its designated representative) at its discretion.

         13. Borrower's Records. Borrower shall furnish such financial statements, invoices, records, papers and documents relating to the Property as Lender may reasonably require from time to time to make the determinations permitted or required to be made by Lender under this Agreement.

         14. Fees and Expenses.

             (a) In addition to any other fees payable by Borrower to Lender in connection with the Loan, Borrower shall pay Lender an annual fee of $0.00 for its services in administering the Replacement Reserve and investing the Replacement Reserve. The annual fee shall be due and payable by Borrower on the date specified in a statement to Borrower regarding such fee.

                                                                        (Page 9)

             (b) Borrower shall pay within 10 days of request from Lender (i) all reasonable costs and expenses incurred by Lender in connection with collecting, holding and disbursing the Replacement Reserve pursuant to this Agreement, and (ii) all reasonable fees, charges, costs and expenses incurred by Lender in connection with inspections made by Lender or Lender's representatives in carrying out Lender's responsibility to make certain determinations under this Agreement.

         15. Completion of Replacements. Lender's approval of any plans for any Replacement, release of funds from the Replacement Reserve, inspection of the Property by Lender or Lender's agents, or other acknowledgment of completion of any Replacement in a manner satisfactory to Lender shall not be deemed an acknowledgment or warranty to any person that the Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental agency.

         16. Transfer of Property/Transfer of Interests in Borrower. If a Transfer shall occur or be contemplated, which Transfer requires the prior written consent of Lender pursuant to the terms of the Security Instrument, Lender may review the amount of the Replacement Reserve, the amount of the Monthly Deposits and the likely repairs and replacements required by the Property and the related contingencies which may arise during the remaining term of the Loan. Based upon that review, Lender may require an additional deposit to the Replacement Reserve, and/or an increase in the amount of the Monthly Deposits as a condition to Lender's consent to such Transfer. In all events, the transferee shall be required to assume Borrower's duties and obligations under this Agreement.

         17. Termination of Replacement Reserve. After payment in full of all sums secured by the Security Instrument and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower all amounts remaining in the Replacement Reserve.

         18. Entire Agreement; Amendment and Waiver. This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and no change or amendment shall be valid unless it is made in writing and executed by the parties to this Agreement. No specific waiver or forbearance for any breach of any of the terms of this Agreement shall be considered as a general waiver of that or any other term of this Agreement. If any provision of this Agreement is in conflict with any provision of the Security Instrument regarding the Replacement Reserve, the provision contained in this Agreement shall control.

         19. Notices. All notices under this Agreement shall be given in writing to the other party at the address, and in the manner, provided in the Security Instrument.

         20. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement pursuant to judicial decree shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

                                                                       (Page 10)

     21. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Property is located.

     22. Non-Recourse. This Agreement is being executed in connection with the making of the Loan pursuant to the terms of the Note. Borrower's liability hereunder shall be limited to the extent provided in the Note.

     23. Capitalized Terms. Any capitalized terms used in this Agreement and not specifically defined herein, shall have the meanings set forth in the Security Instrument.

                                                                       (Page 11)

         Borrower and Lender have executed this Agreement on the date and year first above written.

BORROWER:

CAC IV Limited Partnership
a Virginia limited Partnership

By:      CAC IV Special General, Inc.
         a Virginia corporation
Its:     General Partner

         By:      /s/ Stanley J. Olander, Jr.
                  ---------------------------
                  Stanley J. Olander, Jr.
         Its:     Vice President

LENDER:

ARCS Commercial Mortgage Co., L. P.,
a California limited partnership

By:      ACMC Realty, Inc.,
         a California corporation
Its:     General Partner

         By:      /s/ Shelly Eisenberg
                  ---------------------------
                  Shelly Eisenberg
         Its:     Vice President

                                                                       (Page 12)

                                    EXHIBIT A

                               Evaluator's Summary


Reserve / Unit / Year:              $402.80


[remainder of detail from chart omitted]

                                                                      (Page A-1)